Exhibit 23.2

Tel Aviv, Israel

14 February , 2025

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on form S-1 of our report dated February 14, 2025, relating to the consolidated financial statements December 31,2023 and 2022 of Revium RX which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

14 February, 2025